SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders

The 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) of Watts Water Technologies, Inc. (the “Company”) was held on Wednesday, May 18, 2016.

The results of the voting on the proposals considered at the 2016 Annual Meeting were as follows:

1.                                      Election of Directors

Each of the following nine persons was elected as a Director of the Company for a term expiring at the Company’s 2017 Annual Meeting of Stockholders and until such Director’s successor is duly elected and qualified.

The voting results were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Robert L. Ayers	87,245,426	1,548,488	1,252,402
Bernard Baert	87,963,829	830,085	1,252,402
Richard J. Cathcart	87,367,584	1,426,330	1,252,402
Christopher L. Conway	87,965,768	828,146	1,252,402
W. Craig Kissel	87,367,724	1,426,190	1,252,402
Joseph T. Noonan	88,571,153	222,761	1,252,402
Robert J. Pagano, Jr.	88,239,216	554,698	1,252,402
Merilee Raines	88,061,179	732,735	1,252,402
Joseph W. Reitmeier	87,963,782	830,132	1,252,402

2.                                      Ratification of Independent Registered Public Accounting Firm

The votes regarding the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 were as follows:

Number of votes cast for the proposal:	89,803,962
Number of votes cast against the proposal:	227,495
Number of abstentions:	14,859
Number of broker non-votes:	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2016	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage
General Counsel